SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported)  September 12, 1997




          Commission  Registrant; State of Incorporation;     IRS Employer
          File Number   Address; and Telephone Number        Identification No.

            1-10944          KU Energy Corporation            61-1141273
                           (A Kentucky Corporation)
                              One Quality Street
                        Lexington, Kentucky  40507-1428
                                 (606) 255-2100

            1-3464         Kentucky Utilities Company         61-0247570
                      (A Kentucky and Virginia Corporation)
                               One Quality Street
                         Lexington, Kentucky  40507-1428
                                 (606) 255-2100





                                    NOT APPLICABLE
             (Former name or former address, if changed since last report)









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                                 KU ENERGY CORPORATION


       Item 5.         Other Events

           On September 12, 1997 the Kentucky Public Service Commission (Kentucky PSC) entered an Order (Kentucky Order) approving the proposed merger of KU Energy Corporation (KU Energy) with LG&E Energy Corp. (LG&E Energy). The companies entered into an Agreement and Plan of Merger (the Merger Agreement) on May 20, 1997. Pursuant to the Merger Agreement, holders of KU Energy will receive 1.67 shares of LG&E Energy common stock for each share of KU Energy common stock held at the effective date of the merger. As a result of the merger, LG&E Energy will become the parent holding company of Kentucky Utilities Company
       (KU) and Louisville Gas and Electric Company (LG&E) and the non-utility subsidiaries of each party.

           In the application filed with the Kentucky PSC, the utilities proposed that net non-fuel cost savings expected to result from the merger be spread among the shareholders, wholesale requirements customers and the retail electric customers in each state jurisdiction. The Kentucky Order approved this regulatory plan submitted by the companies. Fuel cost savings will be passed on to Kentucky retail customers through fuel adjustment clauses. In the Kentucky Order, the Kentucky PSC approved the proposed surcredit tariffs which will result in reductions in Kentucky retail electric customers' bills in amounts based on 50% of the currently estimated gross non-fuel cost savings to be achieved as a result of the merger during the first five years, less 50% of the actual costs to achieve such savings (but not in excess of the currently estimated costs to achieve), in each of the five years following effectiveness of the merger . Under the surcredit tariffs, as approved by the Kentucky PSC, Kentucky retail customers will be entitled to such reductions whether or not such level of cost savings is actually achieved.

               Total currently estimated merger savings for the 10 years following the merger are $765 million, with costs to achieve estimated at $77.2 million.

           The Kentucky Order requires KU and LG&E to initiate a formal proceeding no later than midway through the fifth year following the merger to present a plan for sharing with ratepayers the then projected levels of merger savings for periods following the initial five years. In addition, the parties have proposed a base rate cap for five years after consummation of the merger, except in the event of extraordinary circumstances such as a significant increase in the federal corporate tax rate. The Kentucky Order notes that the Kentucky PSC has the statutory jurisdiction to regulate utility rates including the authority to investigate and review LG&E's and KU's earnings at any time.

           The Kentucky Order also requires KU and LG&E to file by September 14, 1998, or the consummation of the merger, whichever is later, detailed plans to address any future rate regulation that may be adopted in the state. If either utility elects to remain under traditional rate of return regulation, it must state the reasons and include an analysis and proposals relative to its earnings at that time.


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       Alternatively, the Kentucky Order provides that if either utility elects
       non-traditional   regulation,  the  reasons  for  this  choice  must  be
       disclosed, along with details of a proposal and how it will achieve the Kentucky PSC's goals of providing incentives to utilities and a sharing
       of  resulting  benefits  with  ratepayers.    The Kentucky Order further
       provides that the Kentucky PSC will at that time determine on the basis of the described filings and other information whether changes should be made to the existing regulation of KU and LG&E.

           The Kentucky Order also imposes certain routine record keeping and reporting requirements on KU and LG&E, including quarterly financial analyses to be submitted to the Kentucky PSC beginning with the last quarter of 1997. The Kentucky Order is subject to petition for rehearing until October 6, 1997, or appeal until October 15, 1997.

           The merger is also subject to approval by KU Energy's and LG&E Energy's shareholders. Special meetings of shareholder are scheduled for October 14, 1997. Approvals are also required from the Federal Energy Regulatory Commission, the Virginia State Corporation Commission and the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935. Notices will be filed with the Federal Trade Commission and the US Department of Justice as well as the Tennessee
       Regulatory  Authority.    Consummation  of  the  merger  is  currently
       contemplated in the second half of 1998.

             The statements in this Form 8-K regarding the estimated merger savings and estimated costs to achieve and the estimated date of consummation of the merger are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which provides a safe harbor for forward-looking statements in certain circumstances. Readers are cautioned that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of KU Energy or LG&E Energy to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause KU Energy's or LG&E Energy's actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following: general economic and business conditions; industry capacity; changes in technology; changes in political, social and economic conditions; regulatory matters; integration of the operations of KU Energy and LG&E Energy; regulatory delays or conditions imposed by regulatory bodies in approving the merger; adverse regulatory treatment, including requirements for rate reductions or allocation to customers of merger cost savings in excess of what management has anticipated; the ability of LG&E Energy and KU Energy to implement and obtain anticipated merger costs savings and realize anticipated costs savings; the loss of any significant customers; changes in business strategy or development plans; the speed and degree to which competition enters the electric utility industry; state and federal legislative and regulatory initiatives that increase competition, affect cost and investment recovery and have an impact on rate structures; industrial, commercial and residential growth in the service territories of LG&E and Kentucky Utilities; the weather and other natural phenomena; the timing and extent of changes in commodity prices and interest rates; the development of opportunities for growth by the subsidiaries of LG&E


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       Energy and KU Energy and the other factors listed in Exhibit 99.06 to KU
       Energy's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference.























































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                                 KU ENERGY CORPORATION
                                          AND
                              KENTUCKY UTILITIES COMPANY

                                      SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                KU ENERGY CORPORATION AND
                                                KENTUCKY UTILITIES COMPANY
                                                       (Registrants)



       Date September 19, 1997                  /s/ Michael R. Whitley
                                                Michael R. Whitley
                                                Chairman and President


























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